Exhibit 10.20

Rider to Agreement M30 — DCF Integrated

Rider no.2 to the Agreement Includes M30 CDISCOUNT

Between

The company CDISCOUNT SA, whose registered office is located at 120-126 Quai de Bacalan, 33000 Bordeaux, registered with the trade and companies register of Bordeaux under number 424 059 822,

Duly represented by Mr Anil BENARD-DENDE, Director of BtoB Development,

                Hereinafter referred to as “CDISCOUNT”;

And

The company DISTRIBUTION CASINO FRANCE SAS, whose registered office is located at 1 Esplanade de France, 420000 SAINT ETIENNE, registered in the register of trade and companies of SAINT ETIENNE under number 428 268 023,

Duly represented by Mr. Gérard WALTER.

                Hereinafter referred to as “DCF”;

PREAMBLE

The Parties have signed an agreement for provision of services (hereinafter the “Agreement”) as well as a rider concerning price revision. Both the Agreement and the rider were signed on 1 January 2013.

The Parties intend, by this rider, to amend certain terms of the Agreement in the conditions presented here below.

ARTICLE ONE

The Agreement took effect retroactively on 1 July 2010.  It was signed for a first duration of two (2) years, automatically renewable for periods of the same length of time, and each party is free to terminate the agreement subject to one (1) month’s advanced notice, delivered by registered letter with acknowledgement of receipt.

The Parties have decided to extend its duration for ten (10) years starting from 1 June 2014.

This agreement will be automatically renewable for periods of the same length of time and each party is free to terminate it subject to two (2) years’ advance notice, delivered by registered letter with acknowledgement of receipt.

ARTICLE TWO

These amendments take effect starting from 1 June 2014.

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All other provisions of the Agreement remain unchanged and fully applicable.

16 May 2014

For Cdiscount	For DCF
[Signature]	[Signature]